Exhibit 32.3

Certification of the Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Crestwood Midstream Partners LP (the “Company”) on Form 10-K for the period ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert G. Phillips, Chief Executive Officer of Crestwood Midstream Partners LP, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert G. Phillips
February 22, 2019	Robert G. Phillips Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.